Exhibit 10.3

EXECUTION VERSION

GUARANTY

dated as of

March 17, 2015,

among

SURGICAL CARE AFFILIATES, INC.,

as the Borrower

CERTAIN SUBSIDIARIES OF

SURGICAL CARE AFFILIATES, INC.

to be identified herein,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

SECTION 1.01.	Credit Agreement	1

SECTION 1.02.	Other Defined Terms	1

	ARTICLE II

	GUARANTY

SECTION 2.01.	Guaranty	2

SECTION 2.02.	Guaranty of Payment	2

SECTION 2.03.	No Limitations; Guaranty Absolute	3

SECTION 2.04.	Reinstatement	4

SECTION 2.05.	Agreement To Pay; Subrogation	4

SECTION 2.06.	Information	4

SECTION 2.07.	Keepwell	4

	ARTICLE III

	INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 3.01.	Indemnity and Subrogation	5

SECTION 3.02.	Contribution and Subrogation	5

SECTION 3.03.	Subordination	5

	ARTICLE IV

	MISCELLANEOUS

SECTION 4.01.	Notices	6

SECTION 4.02.	Waivers; Amendment	6

SECTION 4.03.	Administrative Agent’s Fees and Expenses, Indemnification	7

SECTION 4.04.	Successors and Assigns	7

SECTION 4.05.	Counterparts; Several Agreement	8

SECTION 4.06.	Severability	8

SECTION 4.07.	Right of Set-Off	8

i

TABLE OF CONTENTS

(continued)

ii

EXHIBIT 10.3

GUARANTY dated as of March 17, 2015, among SURGICAL CARE AFFILIATES, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of March 17, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, each Lender and L/C Issuer from time to time party thereto and other financial institutions party thereto. The Lenders and L/C Issuers have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and L/C Issuers to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiaries party hereto are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce (A) the Lenders and L/C Issuers to extend such credit, (B) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (C) the Cash Management Banks to provide Cash Management Services. Accordingly, the parties hereto make the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including in the preliminary statement hereof) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Guaranty.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Claiming Party” has the meaning assigned to such term in Section SECTION 3.02.

“Contributing Party” has the meaning assigned to such term in Section SECTION 3.02.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantor” means each Guarantor, as defined in the Credit Agreement, the Borrower (for purposes of Cash Management Obligations or Secured Hedge Agreements entered into by a Restricted Subsidiary) and each party that becomes a party to this Agreement after the Closing Date.

“Guaranty Parties” means, collectively, the Borrower and each Guarantor and “Guaranty Party” means any one of them.

“Guaranty Supplement” means an instrument in the form of Exhibit I hereto.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guaranty Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation and each other Guaranty Party that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by guaranteeing or entering into a keepwell in respect of obligations of such other person under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE II

GUARANTY

SECTION 2.01. Guaranty. Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations, either at stated maturity or earlier by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or with any other Loan Documents. Each of the Guarantors further agrees that the Obligations may be extended, increased or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guaranty notwithstanding any extension, increase or renewal, amendment or modification, in whole or in part, of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to any Guaranty Party of any of the Obligations, and also waives notice of acceptance of its guaranty and notice of protest for nonpayment.

SECTION 2.02. Guaranty of Payment. Each of the Guarantors further agrees that its guaranty hereunder constitutes a guaranty of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that the Administrative Agent or any other Secured Party resort to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person. Each Guarantor agrees that its guaranty hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations; Guaranty Absolute. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section SECTION 4.10. , to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged, impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all in accordance with the Security Agreement and other Loan Documents and all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, all rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of, and each Guarantor waives any defense based on or arising out of, (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty securing or guaranteeing all or any of the Obligations, (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement or (e) any defense of the Borrower or any other Guaranty Party.

(c) The Administrative Agent and the other Secured Parties may, in accordance with the terms of the Collateral Documents and at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Guaranty Party or exercise any other right or remedy available to them against any Guaranty Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Guaranty Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each of the Guarantors agrees that this Agreement and its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded, invalidated or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of any Guaranty Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Guaranty Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Guaranty Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Guaranty Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor that would otherwise not be an “eligible contract participant” as defined in the Commodity Exchange Act to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.07 shall remain in full force and effect until the indefeasible payment in full in cash of all the Obligations. Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guaranty Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section SECTION 3.03. ), the Borrower agrees that in the event a payment of any Obligation shall be made by any Guarantor (other than the Borrower) under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (other than the Borrower) (a “Contributing Party”) agrees (subject to Section SECTION 3.03. ) that, in the event a payment shall be made by any other Guarantor (other than the Borrower) hereunder in respect of any Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section SECTION 3.01. , the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment (the “Indemnified Amount”), in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section SECTION 4.11. , the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section SECTION 3.02. shall (subject to Section 3.03) be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive, to the fullest extent permitted by applicable law, its contribution right against any other Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment made to satisfy Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the first sentence of this paragraph being modified as appropriate to provide for indemnification of up to the entire Indemnified Amount.

SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations; provided that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the indefeasible payment in full in cash of the Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Obligations, whether matured or unmatured, in connection with Section 8.03 of the Credit Agreement and (b) upon the occurrence and during the continuance of an Event of Default, all Indebtedness and other monetary obligations owed by any Grantor to any other Grantor, in each case shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Guarantor (other than the Borrower) shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 4.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guaranty Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section SECTION 4.02. , and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Guaranty Party in any case shall entitle any Guaranty Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guaranty Party or Guaranty Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Guaranty Party from any covenant of such Guaranty Party set forth herein or in any other Collateral Document to the extent such departure is not inconsistent with the Collateral and Guarantee Requirement or with any other limitation on the authority of the Administrative Agent set forth in the Credit Agreement.

SECTION 4.03. Administrative Agent’s Fees and Expenses, Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee that are billed in a timely manner, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any Affiliate, director, officer, employee or agent of such Indemnitee or (z) disputes that are solely between Indemnitees (other than, in the case of clause (z), any claims against an Indemnitee in its capacity or in fulfilling its role as an Administrative Agent, Documentation Agent, Syndication Agent, Arranger, Joint Bookrunner, Co-Manager or any similar role under this Agreement and other than any claims arising out of any act or omission by the Guaranty Parties).

(c) Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereby and secured by the other Collateral Documents. The provisions of this Section SECTION 4.03. shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section SECTION 4.03. shall be payable within 20 Business Days of written demand therefor.

SECTION 4.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of each Guaranty Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted hereby, except that no Guaranty Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party.

SECTION 4.05. Counterparts; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one-and-the-same instrument. This Agreement shall become effective as to any Guaranty Party when a counterpart hereof executed on behalf of such Guaranty Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent. Delivery by telecopier or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or electronic transmission. This Agreement shall be construed as a separate agreement with respect to each Guaranty Party and may be amended, modified, supplemented, waived or released with respect to any Guaranty Party without the approval of any other Guaranty Party and without affecting the obligations of any other Guaranty Party hereunder.

SECTION 4.06. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.07. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender, L/C Issuer and any of their respective Affiliates is authorized at any time and from time to time, without prior notice to any Guaranty Party, any such notice being waived by each Guaranty Party (on its own behalf and on behalf of each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender, L/C Issuer or any of their respective Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender, L/C Issuer and their respective Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be (i) owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness or (ii) contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender, L/C Issuer or any of their respective Affiliates shall have a right to set off and apply any deposits held by, or other Indebtedness owing by, such Lender, L/C Issuer or any of their respective Affiliates to or for the credit or the account of any Subsidiary of a Loan Party that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of the Borrower. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender, each L/C Issuer and each Affiliate of any of the foregoing under this Section SECTION 4.07. are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, such L/C Issuer or such Affiliate may have.

SECTION 4.08. Governing Law; Jurisdiction; Venue; Waiver Of Jury Trial; Consent To Service Of Process.

(a) The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of trial by jury are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section SECTION 4.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

SECTION 4.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.10. Termination or Release. (a) This Agreement and the Guarantees made herein shall terminate with respect to all Obligations when all the outstanding Obligations (in each case other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the Outstanding Amount of L/C Obligations have been either reduced to zero or Cash Collateralized and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Guarantor shall automatically be released from its obligations hereunder as provided in Section 9.11 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section SECTION 4.10. , the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.11 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section SECTION 4.10. shall be without recourse to or warranty by the Administrative Agent.

(d) At any time that the Borrower desires that the Administrative Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent a certificate from a Responsible Officer of the Borrower certifying that the release of the respective Guarantor is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of any Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section SECTION 4.10.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank, by the acceptance of the benefits under this Agreement, hereby acknowledges and agrees that (i) the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be guaranteed pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so guaranteed and (ii) any release of a Guarantor effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

SECTION 4.11. Additional Guarantors. Each wholly-owned Domestic Material Subsidiary of the Borrower that is required to enter in this Agreement as a Guarantor pursuant to Section 6.11 of the Credit Agreement shall execute and deliver a Guaranty Supplement and thereupon such wholly-owned Domestic Material Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guaranty Party hereunder. The rights and obligations of each Guaranty Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guaranty Party as a party to this Agreement.

SECTION 4.12. Limitation on Guaranteed Obligations. Each Guarantor and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law). To effectuate the foregoing intention, each Guarantor and each Secured Party (by its acceptance of the benefits of this Agreement) hereby irrevocably agrees that the Obligations owing by such Guarantor under this Agreement shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such Debtor Relief Laws and after giving effect to any rights to contribution and/or subrogation pursuant to any agreement providing for an equitable contribution and/or subrogation among such Guarantor and the other Guarantors, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

SECTION 4.13. General Authority of the Administrative Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Collateral Documents, (b) to agree to be bound by the provisions of Article IX of the Credit Agreement as fully as if they were set forth herein, (c) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Guaranty Party and the exercise of remedies hereunder or thereunder, (d) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Guaranty Party, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (e) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

SECTION 4.14. Survival of Representations and Warranties. All representations and warranties made hereunder or other document delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the Administrative Agent, the Lenders and the L/C Issuers and shall survive the execution and delivery hereof, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, regardless of any investigation made by or on behalf of the Administrative Agent, any Lender, any L/C Issuer or any other Person and notwithstanding that the Administrative Agent, any Lender, any L/C Issuer or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SURGICAL CARE AFFILIATES, INC., as the Borrower,

By:	/s/Richard L. Sharff, Jr.
	Name:	Richard L. Sharff, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary

SURGICAL CARE AFFILIATES, LLC

SC AFFILIATES, LLC

ASC NETWORK, LLC

SURGERY CENTERS-WEST HOLDINGS, LLC NATIONAL SURGERY CENTERS, LLC SURGERY CENTER HOLDING, LLC

SURGICAL HEALTH, LLC

SCA SURGERY HOLDINGS, LLC SUNSURGERY, LLC,

each as a Guarantor,

By:	/s/Richard L. Sharff, Jr.
	Name:	Richard L. Sharff, Jr.
	Title:	Vice President, Secretary and Director/Manager

[Signature Page to Guaranty]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Amy M. Ukena
Name: Amy M. Ukena
Title: Vice President

[Signature Page to Guaranty]

EXHIBIT I

SUPPLEMENT NO.            dated as of [            ] (this “Supplement”), to the Guaranty dated as of March 17, 2015, among SURGICAL CARE AFFILIATES, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

A. Reference is made to (i) the Credit Agreement dated as of March 17, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, each Lender and L/C Issuer from time to time party thereto and other financial institutions party thereto, (ii) each Secured Hedge Agreement (as defined in the Credit Agreement), and (iii) the Cash Management Obligations (as defined in the Credit Agreement).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C. The Guarantors have entered into the Guaranty in order to induce (i) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (ii) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (iii) the Cash Management Banks to provide Cash Management Services. Section SECTION 4.11. of the Guaranty provides that additional wholly-owned Domestic Material Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned wholly-owned Domestic Material Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce (A) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit, (B) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (C) the Cash Management Banks to provide Cash Management Services and as consideration for (x) Loans previously made and Letters of Credit previously issued, (y) Secured Hedge Agreements previously entered into and/or maintained and (z) Cash Management Services previously provided.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section SECTION 4.11. of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby, for the benefit of the Secured Parties, their successors and assigns, irrevocably, absolutely and unconditionally guaranty, jointly with the other Guarantors and severally, the due and punctual payment and performance of the Obligations. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.

EXH-1

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. If any provision contained in this Supplement is held to be invalid, illegal or unenforceable, the legality, validity, and enforceability of the remaining provisions contained herein and in the Guaranty shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section SECTION 4.01. of the Guaranty.

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

[SIGNATURE ON THE FOLLOWING PAGE]

EXH-2

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:
Jurisdiction of Formation: Organizational Identification Number: Address Of Chief Executive Office:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXH-3